Exhibit 10

ASSOCIATE STOCK OWNERSHIP PLAN RESOLUTIONS

Upon motion made by Director Fitzpatrick and seconded by Director Cohen, the following resolution was unanimously approved:

WHEREAS, the Company maintains in effect the Third Federal Savings Associate Stock Ownership Plan (the “ Plan”), originally effective January 1, 2006; and

WHEREAS, it is desired to further amend the Plan. Now, therefore,

BE IT RESOLVED, that the First Amendment to the Third Federal Savings Associate Stock Ownership Plan (Exhibit “D”), substantially in the form on file with the Secretary, be adopted; and

RESOLVED FURTHER, that the officers of the Company be authorized and directed to cause such further changes to be made to the Plan and its related trust as they deem necessary or advisable and which either do not materially affect the substance thereof or are required by the District Director of Internal Revenue as a condition to the issuance of a determination to the effect that the Plan will continue to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended, and that the Trust will continue to be exempt from federal income taxes under Section 501(a) of the Code; and

RESOLVED FURTHER, that the officers of the Association are authorized and directed to execute each instrument approved and adopted hereby, including any instrument effecting further changes in the Plan under the authority of this resolution, and to take any and all such further actions as they determine to be necessary or advisable to carry out the purposes of the foregoing resolution.

BOARD OF DIRECTORS MEETING HELD ON FEB 22 2007

EXHIBIT D

BOARD OF DIRECTORS MEETING HELD ON FEB 22 2007

FIRST AMENDMENT

TO

THIRD FEDERAL SAVINGS ASSOCIATE

STOCK OWNERSHIP PLAN

The Third Federal Savings Associate Stock Ownership Plan (the “Plan”), originally effective as of January 1, 2006, is hereby amended, effective as of January 1, 2006, in the respects hereinafter set forth.

1. Section 1.1 of the Plan is hereby amended by deleting the definition of “Early Retirement Date.”

2. Paragraph (b) of Section 2.6 of the Plan is hereby amended to provide as follows:

(b)	Notwithstanding the provisions of paragraph (a), Service completed by an employee prior to a Break in Service shall not be included in determining an employee’s years of Vesting Service unless either:

(i)	the employee had a nonforfeitable right to any portion of his Account before his Break in Service commenced, or

(ii)	the number of his consecutive Breaks in Service is fewer than the greater of five or the aggregate number of his years of Vesting Service before his Break in Service commenced.

3. Section 4.8 of the Plan is hereby amended to provide as follows:

4.8	Vesting of Employer Contributions

A Participant’s vested interest in Employer Contributions allocated to his Account for the Plan Year ending December 31, 2006, shall be zero percent until the Participant has completed five years of Vesting Service at which time his vested interest in such amount be 100 percent. A Participant’s vested interest in Employer Contributions allocated to his Account for Plan Years beginning after December 31, 2006, shall be determined under the following table:

Years of Vesting Service	Nonforfeitable Vested Percentage
less than 2	0%
2	25%
3	50%
4	75%
5 or more	100%

Notwithstanding the foregoing, if a Participant is employed by an Employer or a Related Company on his Normal Retirement Date, the date he becomes Disabled, or the date he dies, his vested interest in his Account shall be 100 percent.

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IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer this 22 day of February, 2007.

THIRD FEDERAL SAVINGS AND LOAN ASSOCIATION OF CLEVELAND

By	/s/ Marianne Piterans
Title:	Director of Human Resources